FOR IMMEDIATE RELEASE


                          BERKSHIRE HILLS BANCORP, INC.
                                   ESTABLISHES
                            BERKSHIRE MUNICIPAL BANK

                         SUBSIDIARY OF BERKSHIRE BANK TO
                ACCEPT DEPOSITS FROM NEW YORK MUNICIPALITIES AND
                           OTHER GOVERNMENTAL ENTITIES


PITTSFIELD, MA, October 3, 2005 - Berkshire Hills Bancorp, Inc. (the "Company"), (AMEX:BHL), the holding company for Berkshire Bank, announced today that Berkshire Bank has obtained regulatory approvals for its subsidiary, Berkshire Municipal Bank, to begin operations today in New York. Berkshire Municipal Bank, which is an FDIC-insured, New York-chartered bank, organized principally to accept deposits from New York municipalities and other governmental entities, will compliment and expand Berkshire Bank's government banking department. Berkshire Bank is a $2.1 billion Massachusetts chartered bank with 24 full-service branches, including those at 41 State Street in downtown Albany, Shoppers World Plaza in Clifton Park and in Oriskany Falls. Berkshire Bank expects to open its next full-service branch in the first quarter of 2006 at 602 Columbia Turnpike in East Greenbush.

Overseeing operations for Berkshire Municipal Bank is Jonathan P. Bagg, First Vice President-Governmental Banking, who has led Berkshire Bank's municipal banking department since it was established in 1999 during which it has grown to approximately $75 million in deposits from approximately 71 municipalities.

Commenting on this new subsidiary, Michael P. Daly, President and Chief Executive Officer of the Company and Berkshire Bank stated, "As we have previously announced, we intend to continue to expand in New York, and I believe those responsible for the investments of municipalities and governmental agencies will appreciate the personal attention they will receive from Jonathan Bagg and his expert staff as well as the sophisticated banking products and highly competitive rates and convenience Berkshire Municipal Bank will offer. We look forward to working with New York municipalities and agencies."

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branch offices serving communities throughout Western Massachusetts and Northeastern New York and a representative office in New York. The Bank is committed to continuing to operate as an independent super community bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.


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Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Legislation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, September 30, and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's Internet Web site (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.

                                      # # #

Media contact:

Michael P. Daly
President and Chief Executive Officer
Berkshire Hills Bancorp, Inc.
(413) 236-3194